Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 6th day of April, 2009, by and among Nanometrics- Israel Ltd. (“Nanometrics”) and Tevet Process Control Technologies Ltd. (“Seller,” together with Nanometrics, the “Parties”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given to such terms in the Asset Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to the Asset Purchase Agreement by and between Nanometrics and Seller, dated as of May 7, 2008 (the “Asset Purchase Agreement”), Seller sold certain of its assets to Nanometrics in accordance with the terms and conditions set forth therein;

WHEREAS, pursuant to Section 11.02 of the Asset Purchase Agreement, Nanometrics and Seller may amend the Asset Purchase Agreement by a written agreement executed by Nanometrics and Seller, and Nanometrics and Seller wish to amend the Asset Purchase Agreement to amend each of Nanometrics’ and Seller’s remedies thereunder, as set forth herein;

WHEREAS, in connection with the Asset Purchase Agreement, the Parties and ESOP Management and Trust Services Ltd. (the “Escrow Agent”) entered into the Escrow Agreement, dated as of May 19, 2008 (the “Escrow Agreement”), pursuant to which a portion of the purchase price payable to Nanometrics under the Asset Purchase Agreement was deposited with the Escrow Agent, which amount was to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions set forth in the Escrow Agreement; and

WHEREAS, in connection with the execution and delivery of this Agreement by the Parties, the Parties and the Escrow Agent have entered into a Termination Agreement, of even date herewith (the “Termination Agreement”), which agreement amends the Escrow Agreement, terminates the escrow established thereunder and provides for the disbursement of the escrow funds.

NOW THEREFORE, in consideration of the premises and the mutual obligations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1. Acknowledgement of the Parties. As of the date hereof, each of Nanometrics and Seller confirms and acknowledges that neither it nor any of its respective subsidiaries, officers, directors, employees or shareholders has asserted a demand for indemnification, a Third Party Claim or a Direct Claim under the applicable provision of Article IX of the Asset Purchase Agreement.

2. Amendment of the Asset Purchase Agreement. Nanometrics and Seller further agree that, effective as of the date hereof:

(a) Section 9.05 of the Asset Purchase Agreement is modified to include the following provision:

“Except with respect to fraud, willful misrepresentation, willful misconduct or willful concealment by or on behalf of the Buyer and except for injunctive relief that may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement or a Claim for specific performance, Seller’s and each Seller Indemnitee’s right to indemnification under this Article IX constitutes Seller’s or such Seller Indemnitee’s sole and exclusive remedy with respect to any inaccuracy in, or any breach of, any representation or warranty or any covenant or agreement of Buyer in this Agreement or in any certificate, instrument, document or agreement delivered by or on behalf of Buyer pursuant to or in connection with this Agreement or any failure by Buyer to perform any covenant, agreement, obligation or undertaking in this Agreement or any such certificate, instrument, document or agreement. “Seller Indemnitee” shall mean any subsidiaries, officers, directors, employees, and shareholders of Seller.”

(b) Section 9.04 of the Asset Purchase Agreement is amended, superseded and replaced in its entirety to provide as follows:

“SECTION 9.04 Termination of Indemnification. Except with respect to fraud, willful misrepresentation, willful misconduct or willful concealment by or on behalf of Seller: the representations and warranties set forth in this Agreement shall terminate on March 31, 2009.”

3. Release of Seller’s Bank Guarantee. Nanometrics hereby agrees to take commercially reasonable actions to (i) provide Industrial Buildings Corporation Ltd. (“IBC”) with a deposit of approximately NIS 375,000 on or before April 19, 2009, and (ii) facilitate IBC’s release to Seller of the Bank Guarantee issued by Leumi Bank Israel on July 29, 2004 towards IBC in accordance with the provisions of the lease agreement signed on July 26, 2004 by and between Seller and IBC.

4. Release and Waiver.

(a) Nanometrics on behalf of itself and its directors, officers, employees, successors, affiliates, heirs, assigns, agents, representatives, insurers and attorneys, (for purposes of this Section 4(a), each, the “Releasor”) hereby irrevocably, unconditionally and completely releases, acquits and forever discharges Seller, its direct and indirect subsidiaries and their respective past, present and future shareholders, directors, officers and employees, affiliates, successors, predecessors, heirs, assigns, and to the fullest extent permitted by law, (for purposes of this Section 4(a), each a “Releasee”) from any and all past, present and future disputes, claims, controversies, demands, rights, obligations, actions and causes of action, liabilities, and damages, fixed or contingent, suspected or claimed, which any of them ever had, now has, or claims to have had, from the beginning of time up to the date hereof, including without limitation, unknown, unsuspected or undisclosed claims, any written or oral agreements or arrangements occurring, existing or entered into by each Releasor at any time up to and including the date hereof; any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time up to and including the date hereof, including without limitation, the Asset Purchase Agreement, the basis for which arose prior to the date hereof, (for the purpose of this Section 4(a) the “Released Claims”), each Releasor hereby irrevocably, unconditionally and completely releases, acquits and forever discharges waives and relinquishes each and every Released Claim, and agrees not to sue any Releasee or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to the Released Claims, and specifically agrees that the disbursement of the Escrow Deposit (as defined in the Escrow Agreement) set forth in the Termination Agreement (and the corresponding amendments to the Escrow Agreement therein) shall be deemed the complete and final fulfillment of Section 2.04 of the Asset Purchase Agreement to the complete satisfaction of both Nanometrics and Seller. Notwithstanding the foregoing, the foregoing waiver and release does not apply to, and no claims of any kind are being waived or released with respect to (i) any acts, conduct or statements occurring after the date hereof, (ii) fraud by Seller, (iii) the performance of this Agreement, and (iv) the performance of the Termination Agreement, including without limitation, receipt of the Escrow Deposit (as defined in the Escrow Agreement) as set forth thereunder.

(b) Seller on behalf of itself and its directors, officers, employees, successors, affiliates, heirs, assigns, agents, representatives, insurers and attorneys, (for purposes of this Section 4(b), each, the “Releasor”) hereby irrevocably, unconditionally and completely releases, acquits and forever discharges Nanometrics, its direct and indirect subsidiaries and their respective past, present and future shareholders, directors, officers and employees, affiliates, successors, predecessors, heirs, assigns, and to the fullest extent permitted by law, (for purposes of this Section 4(b), each a “Releasee”) from any and all past, present and future disputes, claims, controversies, demands, rights, obligations, actions and causes of action, liabilities, and damages, fixed or contingent, suspected or claimed, which any of them ever had, now has, or claims to have had, from the beginning of time up to the date hereof, including without limitation, unknown, unsuspected or undisclosed claims, any written or oral agreements or arrangements occurring, existing or entered into by each Releasor at any time up to and including the date hereof; any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time up to and including the date hereof, including without limitation, the Asset Purchase Agreement, the basis for which arose prior to the date hereof, (for the purpose of this Section 4(b) the “Released Claims”), each Releasor hereby irrevocably, unconditionally and completely releases, acquits and forever discharges waives and relinquishes each and every Released Claim, and agrees not to sue any Releasee or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to the Released Claims, and specifically agrees that the disbursement of the Escrow Deposit (as defined in the Escrow Agreement) set forth in the Termination Agreement (and the corresponding amendments to the Escrow Agreement therein) shall be deemed the complete and final fulfillment of Section 2.04 of the Asset Purchase Agreement to the complete satisfaction of both Nanometrics and Seller. Notwithstanding the foregoing, the foregoing waiver and release does not apply to, and no claims of any kind are being waived or released with respect to (i) any acts, conduct or statements occurring after the date hereof, (ii) fraud by Nanometrics, (iii) the performance of this Agreement, including, without limitation, the receipt of Seller’s released Bank Guarantee, in accordance with the provisions of Section 3 of this Agreement, and (iv) the performance of the

Termination Agreement, including without limitation, receipt of the Escrow Deposit (as defined in the Escrow Agreement) as set forth thereunder.

5. Miscellaneous.

(a) Each Party represents and warrants that in executing this Agreement, it has relied on legal advice from the attorney of its choice; that the terms of this Agreement have been read and its consequences (including risks, complications, and costs) have been completely explained to it by that attorney; and that it fully understands the terms of this Agreement.

(b) As herein modified, the Asset Purchase Agreement shall remain in full force and effect in accordance with its terms and conditions.

(c) Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

(d) The Parties agree that this Agreement, and the respective rights, duties and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to the principles of conflicts of law thereunder.

(e) Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, which cannot be amicably resolved by the Parties shall be exclusively referred to and finally resolved by the competent courts in Tel Aviv, Israel, and each of the Parties hereby irrevocably submits to the jurisdiction of such courts.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

(g) This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

(h) The Section headings in this Agreement are for convenience only and do not constitute part of this Agreement.

(i) This Agreement may be amended only by a written instrument signed by the Parties.

(j) This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[Signatures Following Page.]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment No. 1 to the Asset Purchase Agreement to be executed by their duly authorized officers, each as of the day and year first above written.

NANOMETRICS-ISRAEL LTD.

By:	/s/ Timothy J. Stultz, Ph.D.

Name:	Timothy J. Stultz, Ph.D.

Title:	President and Chief Executive Officer

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

By:	/s/ Tzvika Kerner

Name:	Tzvika Kerner

Title:	Director

By:	/s/ Tomer Tzach

Name:	Tomer Tzach

Title:	Director